Exhibit 99.1

                                                             NEWS RELEASE

Westwater Resources Provides Company Update on COVID-19

CENTENNIAL, Colo., March 23, 2020—Westwater Resources, Inc. (Nasdaq: WWR), today issued the following letter:

Dear Friends and Shareholders,

In view of the COVID-19 pandemic and turbulent financial markets, I want to provide an update on our activities at Westwater Resources.

Our sympathies are with anyone directly or indirectly affected by COVID-19, whether they are a family member, friend, first responder, or medical professional.  We believe that the steps we are taking as a country to contain this outbreak have consequences, and we hope the best for you and your families.

Our business is largely unaffected at this time.  Even though we have closed our offices, our team is able to work remotely where possible.  Our continued focus on the health and safety of our employees, the safety of our operations, and the safety of the communities in which we live and work remains paramount.

To that end, we have eliminated unnecessary travel, instituted health protocols for working together, and ensured that our employees are permitted to take time off due to illness or the illness of those around them without penalty.   Where we can do so, we have instituted remote working arrangements for our employees using systems that we already had in place.  As a result, our business will continue on as before, without interruption.

Our graphite business plan continues without pause.  We visited our technical consulting partner, Dorfner Anzaplan, as well as equipment manufacturers in January.   They continue to produce results that inform our pilot plant operations, which are presently scheduled for the fourth quarter of this year.   The Company expects to issue press releases outlining the project’s progress.  We remain excited about the battery materials markets, the end markets for those products, and the part we plan to play in supplying critical materials to serve them.

These are turbulent times.  We wish you and your families good health and safety.   Know that our employees are safe and we continue working towards advancing our business to prepare for a time when business, industry, and financial markets return to normalcy.

My Best,

Chris Jones
President and CEO

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to statements relating to developments and future production from the Coosa Project, the performance of and market for the Company’s graphite products, potential funding for a uranium reserve in the United States, and the potential for partnering opportunities or project finance for the Company’s projects, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to successfully integrate Alabama Graphite Corporation’s business into its own, and the risk that additional analysis of the Coosa Graphite Project may result in revisions to the findings of WWR’s initial optimization study; (b) the Company’s ability to raise additional capital in the future; (c) spot price and long-term contract price of graphite, lithium, vanadium and uranium; (d) risks associated with our domestic operations, including the impact associated with COVID-19; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the graphite industry, the lithium industry, the vanadium industry, the uranium industry, and the power industry; (g) world-wide graphite, lithium, vanadium and uranium supply and demand, including the supply and demand for lithium-based batteries; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including in Alabama, Texas, New Mexico, Utah, and Nevada; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions; (k) the results of the Company’s lithium brine exploration activities at the Columbus Basin and Sal Rica projects, and the possibility that future exploration results may be materially less promising than initial exploration result; (I) any graphite, lithium, vanadium or uranium discoveries not being in high-enough concentration to make it economic to extract the metals; (m) currently pending or new litigation or arbitration; and (n) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contacts

Westwater Resources Contact:

Christopher M. Jones, President & CEO

Phone: 303.531.0480

Jeff Vigil, VP Finance & CFO

Phone: 303.531.0481

Email: Info@WestwaterResources.net

Investor Relations Contact:

Michael Porter

Porter, Levay and Rose

Phone: 212.564.4700

Email: Westwater@plrinvest.com